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EXHIBIT 23.5

Consent of Independent Auditors

        We consent to the incorporation by reference in this Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of Braemar Hotels & Resorts Inc. of our report dated June 18, 2015, on our audits of the financial statements of Yountville Investors, LLC as of and for the years ended December 31, 2014 and 2013, which report is included in the Braemar Hotels & Resorts Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2015. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ PETERSON SULLIVAN LLP

Seattle, Washington

April 25, 2018

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  EXHIBIT 23.5
Consent of Independent Auditors